Form of
Amendment to Subscription Agreement and Common Stock Purchase Warrant

This Amendment to Subscription Agreement and Common Stock Purchase Warrant (“Agreement”) is made this day ___________ of ______________, 2010, by and between China Logistics Group, Inc., a Florida corporation (the “Company”), and the investor identified on the signature page hereto (“Investor”) to amend certain sections of the Subscription Agreement and Common Stock Purchase Warrant entered into by and amongst the parties hereto as it relates to the 2008 Unit Offering, as hereinafter defined.

WHEREAS, In April 2008, the Company completed the sale of 15,113,000 shares of its common stock and granted 16,445,500 Class A warrants exercisable at $0.35 per share and 15,113,000 Class B warrants exercisable at $0.50 per share (the “2008 Unit Offering”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Subscription Agreement and Common Stock Purchase Warrant entered into in connection with the 2008 Unit Offering;

WHEREAS, the Investor currently holds a Class A warrant to purchase the number of shares set forth on the signature page hereto of the Company's common stock, $0.001 par value per share at an exercise price of $0.35 per share (the “Class A warrant”);

WHEREAS, the Investor currently holds a Class B warrant to purchase the number of shares set forth on the signature page hereto of the Company's common stock, $0.001 par value per share at an exercise price of $0.50 per share (the “Class B warrant”). The Class A warrant and Class B warrant are collectively referred to herein as the “Warrants”); and

WHEREAS, the parties hereto desire to amend each of the Class A warrant and Class B warrant as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. The Warrants are hereby amended as follows:

a.	The Company hereby reduces the Exercise Price of the unexercised Class A warrant and Class B warrant presently held by Investor to $0.20 per share.
b.
Section 6.6, Adjustment For Certain Transactions, of both the Class A warrant and the Class B warrant is hereby deleted in its entirety. Investor hereby waives any rights provided for under Section 6.6 of the Warrants as it relates to any warrants that have not been exercised as of the date of this Amendment.

2. The Subscription Agreement is hereby amended as follows:

a.
Section 9 (e), Failure to Make Timely Filings, is hereby deleted in its entirety and the Investor hereby waives and relinquishes all rights it may have to any Late Filing Payment and all damages and penalties, accrued or otherwise owed by the Company to Investor related to this deleted section.

b.
Section 11 (d), Non-Registration Events, is hereby deleted in its entirety and the Investor hereby waives all rights it may have to any Liquidated Damages and all damages and penalties, accrued or otherwise owed by the Company to Investor, related to this deleted section.

CHLO Amend Agmt 2010 - 2 - CHLO Amend Agmt 2010

c. Section 12 (b), Most Favored Nation Provision, is hereby deleted in its entirety and the Investor hereby waives all rights to any rights provided for under Section 12(b) of the Subscription Agreement as it relates to any New Securities that may have been issued by the Company prior to the date of this Amendment.

3. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

Investor:
________________________________________________________
Name of Investor
_________________________________________________________
Signature                                                                                           Date
No. of Class A Warrants: ____________________________________
No. of Class B. Warrants: ____________________________________
China Logistics Group, Inc.: By:________________________________________________ Wei Chen, Date Chief Executive Officer